As filed with the Securities and Exchange Commission on September 17, 2012

Registration No. 333-169960

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAUMAN ESTATE PLANNING, INC.

(Exact name of registrant as specified in its charter)

Nevada	6282	27-3387893
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

9500 W. Flamingo Rd. Suite 205

Las Vegas, NV 89147

(702)897-9997

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Bauman

9500 W. Flamingo Rd. Suite 205Las Vegas, NV 89147

(702)897-9997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

5440 W. Sahara #105

Las Vegas, NV 89146

(702) 382-1714

Fax: (702) 382-1759

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
Title of Each Class of	Amount	Offering	Maximum	Amount of
Securities to be	to be	Price Per	Offering	Registration
Registered	Registered	Share	Price (2)	Fee (3)

Common stock, par
value $.001 per share,
for sale by Our Company	2,000,000	$0.05	$100,000.00	$11.46

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ____________ __, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

BAUMAN ESTATE PLANNING, INC.

2,000,000 Shares of Common stock

This prospectus will also allow us to issue up to 2,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. No national securities exchange or other market lists or quotes the company’s common stock. This offering is being conducted by our officers and director.

			Proceeds to
	Offering Price	Offering	Our
	Per Share	Expenses	Company
Per Share (Initial Public Offering)	0.05	0.005	0.045
Total	$100,000	$10,000	$90,000

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 5 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September ____, 2012

Table of Contents

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	8
Use of Proceeds	9
Capitalization	9
Dilution	9
Market for Common Equity and Related Stockholder Matters	10
Description of Business and Property	10
Management’s Discussion and Analysis of Financial Condition and Results of Operations	12
Our Management	15
Security Ownership of Certain Beneficial Owners and Management	17
Certain Relationships and Related Party Transactions	18
Description of Capital Stock	18
Selling Stockholders	18
Plan of Distribution	20
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	21
Legal Opinion	22
Experts	22
Interests of Named Experts and Counsel	22
Legal Proceedings	22
Additional Information	22
Index to Financial Statements	F-1

Unless otherwise specified, the information in this prospectus is set forth as of September __, 2012, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “Company,” “we,” “us,” and “our,” we mean Bauman Estate Planning, Inc., a Nevada corporation. This prospectus contains forward-looking statements and information relating to Bauman Estate Planning, Inc. See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

Bauman Estate Planning, Inc. (BEP) was formed in August 2010. BEP is a unique, full service, one-stop, estate planning and asset protection company. Mr. Bauman and Ms. Scott are professional, dedicated, experienced, knowledgeable and highly competent personnel trained to offer a broad range of estate planning  and asset planning services. Mr. Bauman is licensed to offer such services. We can assist you from minimizing or eliminating probate, and/or federal estate taxes to highly sophisticated estate planning tools. Our number one priority is to protect what you have.

The company is not a blank check company and the company, its management, and its shareholders have no intentions, commitments, arrangements, or plans to engage in a merger or acquisition.

Our executive offices are located at 9500 W. Flamingo Road, Suite 205, Las Vegas, NV 89147. Our telephone number is (702) 897-9997.

The Offering

This prospectus covers up to 2,000,000 shares to be issued and sold by the company at a price of $0.05 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 2,000,000 shares of common stock of Bauman Estate Planning, Inc. to be sold by the company at a price of $0.05 per share.

Initial Offering Price	The company will sell up to 2,000,000 shares at a price of $0.05 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.05 per share in a direct offering to the public.

Termination of the Offering

The offering will conclude when the company has sold all of the 2,000,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 5.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. All of our material risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Our auditors have issued a going concern opinion and absent additional financing the Company may be unable to remain a going concern.

As reflected in the notes to our audited financial statements, we do not have significant cash or other current assets, or an established source of revenues sufficient to cover our operating costs and allow us to continue as a going concern.  The lack of additional capital, either from our inability to generate cash flow from operations or to raise capital from external sources would force the company to substantially curtail or cease operations.  We believe we can continue our current level of operations with the cash we have on hand, and current revenues excluding any cash we may raise in this offering or any other financings without curtailing or ceasing operations for at least 12 months.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in August 2010 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We incurred a net loss last quarter.

We had a net loss of $(7,332) in the period ended June 30, 2012. We are not yet sustaining minimal operating and net profits.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We may not be successful at marketing our underlying products.

We may not be able to market the underlying products and any financial or research efforts we exert to develop, commercialize or promote such products may not result in revenue or earnings.

We may lose out to larger and better-established competitors.

The estate planning industry is intensely competitive. Most of our competitors have significantly greater financial, marketing and distribution resources as well as greater experience in the industry than we have. Our financial products may not be competitive with other products. If this happens, our sales and revenues will decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Risks Relating to our Stock

The Offering price of $0.05 per share is arbitrary.

The Offering price of $0.05 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value. Given this it is possible that investors may suffer dilution in the value of shares purchased herein.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker -dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Todd Bauman one of our officers and director, beneficially owns 90% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. As a penny stock issuer the Company is unable to rely on these safe harbor provisions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability of the company to offer and sell the shares of common stock offered hereby;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses;

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 2,000,000 shares of common stock to be sold by us we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•

advertising expenses----$65,000;

•

general operating expenses --- $25,000.

Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities. Advertising shall be given a priority in the allocation of proceeds.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2012. ..

June 30, 2012
Current Assets	$8,513
Current liabilities	0
Long-term liabilities	0
Stockholders’ deficit:
Common stock	10,000
Additional paid-in capital	(3,100)
Accumulated profit	7,350
Total stockholders’ equity	8,513
Total capitalization	$8,513

DILUTION

The net tangible book value of our company as of June 30, 2012 was $8,513 or ($.00085) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on June 30, 2012.

Our net tangible book value and our net tangible book value per share will be impacted by the 2,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.05 per share.

We are registering 2,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.05 per share, less estimated offering expenses of $7,737, our net tangible book value as of June 30, 2012 would have been $100,776 or approximately $0.0083 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.008 per share and an immediate dilution to new stockholders of $0.042 per share. The following table illustrates the per share dilution:

Assuming Maximum offering:
Assumed public offering price per share	$0.05
Net tangible book value per share before this offering	$0.00085

Increase attributable to new investors	$0.008
Net tangible book value per share after this offering	$0.0083
Dilution per share to new stockholders	$0.042

Assuming 50% of offering completed:
Assumed public offering price per share	$0.05
Net tangible book value per share before this offering	$0.00085

Increase attributable to new investors	$0.0040
Net tangible book value per share after this offering	$0.0046
Dilution per share to new stockholders	$0.045

Assuming 10% of offering completed:
Assumed public offering price per share	$0.05
Net tangible book value per share before this offering	$0.00085

Increase attributable to new investors	$0.0000
Net tangible book value per share after this offering	$0.0010
Dilution per share to new stockholders	$0.049

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of September 1, 2012 there are 2 holder of our common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

General

The Company

Bauman Estate Planning, Inc. (BEP) was formed in August 2010. BEP is a unique, full service, one-stop, estate planning and asset protection company. Mr. Bauman and Ms. Scott are professional, dedicated, experienced, knowledgeable and highly competent personnel trained to offer a broad range of estate planning  and asset planning services. Mr. Bauman is licensed to offer such services. We can assist you from minimizing or eliminating probate, and/or federal estate taxes to highly sophisticated estate planning tools. Our number one priority is to protect what you have.

The company is not a blank check company and the company, its management, and its shareholders have no intentions, commitments, arrangements, or plans to engage in a merger or acquisition.

Business Summary

Bauman Estate Planning  focuses on the pre-retiree and the retirement market providing such services as last wills and testaments, livingtrusts and power of attorneys at a discounted price. For clients who already have their estate planning prepared, we provide complimentary reviews of current documents to ensure accuracy.

We maintain two office locations strategically placed next to retirement communities. These locations are be easy to find and easily accessible. All appointments are be conducted by personnel of BEP in these offices. Review and preparation of all estate planning documents are handled by licensed attorneys with experience in estate planning. This work is outsourced. The company currently has established relationships through Mr. Bauman with licensed attorneys. We plan to review all estate planning documents in house through Todd Bauman. If a situation arises where Mr. Bauman doesn't know the answer, he outsources to one or both attorneys. All legal work is prepared by one of two attorneys depending on the situation. Both attorneys have agreed to perform all estate planning work on a shared basis. They are not obligated to do so at anytime. One-attorney charges $150 per estate plan and the company marks up the estate plan to $550. The other attorney is more of an asset protection attorney and charges $650 for the estate plan and we mark it up an additional $150 - $250.

Marketing

The company focuses on a four prong marketing approach. We  target homeowners over the age of 50 with direct mail offering a free consultation on proper estate planning. Ads are placed in local newspapers promoting trusts and free consultations for a trust along with upcoming seminars. The main thrust of clientele comes from local seminars in the retirement communities. The company feels very confident that the service provided impresses the client so that they refer their friends to us. BEP prides itself on a no-pressure atmosphere so clients feels very comfortable and know they are at the right place.

Competitors

Currently there are numerous companies offering estate planning services. One of the well established company’s in town has ceased most of their marketing because they have a large database to market to. Another well known estate planning firm focuses on wills only. They will provide a trust if the client asks for it. These companies are better financed and more firmly established than our firm.

Services

The company provides two main services. First we offer a complimentary consultation for someone who does not have a living trust. We sit down and discuss with the client what their goals are and what they are trying to accomplish. BEP feels a living trust is one of the best and inexpensive vehicles to avoid probate and provide conservatorship. Should the client decide to get a living trust done we provide them with a complete estate plan. This shall include a Revocable Living Trust, a will, a durable power of attorney for financial decisions, a durable power of attorney for healthcare and a living will. We shall also assist the client in transferring certain assets into the name of their trust and changing beneficiaries on appropriate assets.

Second we offer a complimentary consultation for someone who has a living trust. We review all of their documents to make sure everything is signed and notarized properly. We also confirm beneficiaries, successor trustees, executors and attorney-in-fact designations. Because of the new law change most durable power of attorney for healthcare documents are not up to date. We help these clients bring their estate planning current.

The above referenced law change is as follows:

1. In 2009, the Nevada Legislature passed new changes to the laws that affect the operation and requirements for a statutory durable power of attorney health care. The new changes allow you to specifically insert your own instructions and clarifications regarding health care and life prolonging treatments.

2. The Nevada Legislature has increased the ability of clients to plan using long-term trusts for their beneficiaries. This was done by extending the rule against perpetuities, a rule limiting how long property was allowed to remain in trust, from 90 years to 365 years. This means that you may leave property in trust for many generations with no estate or gift taxes imposed until the end of 365 years. This can be can important estate planning and asset protection tool to use for those wishing to protect themselves and beneficiaries.

3. HIPAA is a comprehensive set of rules designed to restrict the ability of others to view or otherwise have access to your medical records. Medical institutions and doctors are very strict about compliance and are extremely cautious about not running afoul of any of the restrictions. If one's estate plan does not include documents designed to enable you and your spouse or beneficiaries to review their medical records, you may be prevented from seeing them or participating in your loved ones care when it is important. It is essential that one have all the appropriate documents prepared including the HIPAA language in the Living Trust and/or Durable Power of Attorney for Health Care.

Our services include Services relating to wills, investments, and asset protection.

No revenue will be generated from the FREE consultations. If after meeting with a client who does not have an estate plan one will be recommended to them. If the client decides to purchase then revenue will be generated. If after meeting with a client who has an estate plan in place and needs to make changes to it, recommendations (such as an amendment, new wills or power of attorneys) will be made and if the client decides to follow our recommendations then revenue will be generated.

Additional Information

What Is Considered An Estate?

The term "estate" comprises of all the property a person owns or controls. This property can be held in his or her sole name, held in a corporation or partnership, in a joint ownership arrangement or tenants in common, or through a trust or life insurance. Such items shall real property, limited partnerships, stocks, bonds, brokerage accounts, certificates of deposit, checking and saving accounts, safe deposit boxes and personal property.

Why Plan Your Estate?

A well-drafted estate plan is your assurance that the taxes and costs associated with your death will be minimized. A good estate plan also keeps the process of settling your estate as simple and efficient as possible. Most importantly, your estate plan will ensure that your assets will be used to benefit the people or institutions that you choose, in the amounts that you choose.

Employees

As of   September 1, 2012, we had two part time employees, including management. We consider our relations with our employees to be good.

Description of Property

The company currently has two offices both of which are near retirement communities. They are located at 9500 W. Flamingo Road #205, Las Vegas, NV 89147 and 10120 S. Eastern Ave. #218, Henderson, NV 89052. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase. Both properties are leased.  9500 W. Flamingo Rd. #205 1-year lease just expired and now is on a month-to-month basis.  10120 S. Eastern Ave. #218 is a 1-year lease starting November 1, 2011 til November 1, 2012.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2011 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward -looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). However, as we will issue ―penny stock, as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Plan of Operation

Bauman Estate Planning, Inc. (BEP) was formed in August 2010. BEP is a unique, full service, one-stop, estate planning and asset protection company. Mr. Bauman and Ms. Scott are professional, dedicated, experienced, knowledgeable and highly competent personnel trained to offer a broad range of estate planning  and asset planning services. Mr. Bauman is licensed to offer such services. We can assist you from minimizing or eliminating probate, and/or federal estate taxes to highly sophisticated estate planning tools. Our number one priority is to protect what you have.

Currently there are numerous companies offering estate planning services. One of the well established company’s in town has ceased most of their marketing because they have a large database to market to. Another well known estate planning firm focuses on wills only. They will provide a trust if the client asks for it. We feel we can go head to head with these companies because we can competitively price our services at a fraction of the costs that these big firms charge. They both have a lot of overhead and must charge very high prices for their services.

The company provides two main services. First we offer a complimentary consultation for someone who does not have a living trust. We sit down and discuss with the client what their goals are and what they are trying to accomplish. BEP feels a living trust is one of the best and inexpensive vehicles to avoid probate and provide conservatorship. Should the client decide to get a living trust done we provide them with a complete estate plan. This shall include a Revocable Living Trust, a will, a durable power of attorney for financial decisions, a durable power of attorney for healthcare and a living will. We also assist the client in transferring certain assets into the name of their trust and changing beneficiaries on appropriate assets.

Second we offer a complimentary consultation for someone who has a living trust. We review all of their documents to make sure everything is signed and notarized properly. We also confirm beneficiaries, successor trustees, executors and attorney-in-fact designations. Because of the new law change most durable power of attorney for healthcare documents are not up to date. We help these clients bring their estate planning current.  The Company will expand through growth caused by word of mouth and local and national advertising through our website.

The website is up and functional.  The website address is www.baumanep.com.  This site will continue to have some modifications to it to allow online preparation.  So if a client wishes to create their docs online they can.  We will hire an online expert to help us market the website like legalzoom.  We will use google search, tags, radio ads, newspaper ads and television.

We will not sell in any state in which our Documents are not compliant. Documents can be created online by the client or the information page can be filled out by them and sent to us.  The trust preparation does not take long.  An average of 30 minutes per trust.  Each employee can prepare about 25 trusts per day.  If more orders come in we will hire more staff to accommodate the needs. The package will be printed and mailed to the client.  We will be able to accept online credit card payment.

The above referenced law change is as follows:

1. In 2009, the Nevada Legislature passed new changes to the laws that affect the operation and requirements for a statutory durable power of attorney health care. The new changes allow you to specifically insert your own instructions and clarifications regarding health care and life prolonging treatments.

2. The Nevada Legislature has increased the ability of clients to plan using long-term trusts for their beneficiaries. This was done by extending the rule against perpetuities, a rule limiting how long property was allowed to remain in trust, from 90 years to 365 years. This means that you may leave property in trust for many generations with no estate or gift taxes imposed until the end of 365 years. This can be can important estate planning and asset protection tool to use for those wishing to protect themselves and beneficiaries.

3. HIPAA is a comprehensive set of rules designed to restrict the ability of others to view or otherwise have access to your medical records. Medical institutions and doctors are very strict about compliance and are extremely cautious about not running afoul of any of the restrictions. If one's estate plan does not include documents designed to enable you and your spouse or beneficiaries to review their medical records, you may be prevented from seeing them or participating in your loved ones care when it is important. It is essential that one have all the appropriate documents prepared including the HIPAA language in the Living Trust and/or Durable Power of Attorney for Health Care.

As of right now the expenses are minimal to make sure the company is profitable. The only expenses are marketing for seminars and attorneys fees. The future expenses of Bauman Estate Planning would be additional marketing such as Internet and website development, more seminars and ads. Currently BEP is presenting one seminar per month but anticipates presenting two per month by year end. Website and Internet development will take place within 3-6 months. The company plans on using website and Internet marketing in conjunction with seminars to be the main thrust of its marketing, similar to Legalzoom.com. In 2012 the company will implement a professional referral program that will target CPA's, Human Resource departments and realtors. The company does not plan on paying salaries to Mr. Bauman or Mrs. Scot for their services.

Bauman Financial Group starting November 1, 2011 will start charging Bauman Estate Planning a monthly fee to include rent, phone, fax and copies in the amount of $200 per office.

The business plan is being implemented profitably.  As of now no additional steps are being taken to further develop the business plan. Once we are public the company  plans to roll out a national advertising campaign promoting estate and asset planning vehicles with additional revenue generated as a result of the proceeds of this offering.  This is through our website and the costs of the website support are approximately $500 per year.

Liquidity and Capital Resources

At June 30, 2012 we had $8,513 in current assets compared to $10,109 at June 30, 2011. Current liabilities at June 30, 2012 totaled $0 compared to $0 at June 30, 2011.

At June 30, 2012, we had $8,513 in cash. The Company is not dependent on the offering proceeds to meet its liquidity needs for the next 12 months.

We have no material commitments other than rent for the next twelve months. These minimal expenses can be met through the revenue already being generated by the company. Currently the Company has determined that its anticipated cash flow needs should not exceed of $10,000 for the first 6 months. Expenses are expected to increase in the second half of 2012 due to a projected need to increase personnel. It is anticipated that the company will continue to receive revenues from operations in the coming year; however, since the Company has made minimal revenues to date, it is difficult to anticipate what those revenues might be. Revenue is expected to continue to increase.

Results of Operations

We generated revenue for the three month period ended June 30, 2012 of $7,765 and from August 27, 2010 (inception) to June 30, 2012  of $43,390. For the period ended June 30, 2012 our expenses were $15,097 compared to $1,760  in 2011. As a result, we have reported a net income of $(7,332) for the period ended June 30, 2012. Our total net income from inception on August 27, 2010 through June 30, 2012 was $(1,476).

Going Concern

The future of our company is dependent upon future profitable operations. These conditions raise substantial doubt about our company's ability to continue as a going concern. The Company believes that the revenue it is now generating is sufficient to maintain current  operations and increase growth for at least the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on Mr. Bauman’s historical industry experience and not the company’s historical experience.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when it is earned.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted -average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors

Todd Bauman, Chairman of the Board, Director, President, CEO, CFO and Treasurer.

March 1994 to August 1996 worked for Retirement Financial Services of America, Inc. was a financial and estate planning firm.

August 1996 to May 2000 Owned and operated America's Financial, Inc. was a financial and estate planning firm.

Geneva Roth July 2000 to March 2004 was a marketing and consulting firm.

Last 5 years Mr. Bauman owned and operated The Wealth Preservation Group. This firm was dedicated to assisting pre-retirees and retirees with their investments, estate planning, life insurance, long-term care insurance and tax planning. I changed names to Bauman Financial Group and split the company up. Bauman Financial Group focuses on Insurance, Bauman Estate Planning focuses on Estate Planning and Bauman Advisory Group is a Registered Investment Advisory firm. Todd Bauman is a comprehensive financial advisor who meets with people to assist them with their investments, estate planning, life insurance, long-term care insurance and tax planning.

Todd Bauman is a native of Las Vegas, Nevada. Mr. Bauman obtained his Bachelor of Science in Economics and a minor in Finance from the University of Nevada Las Vegas. In 1994 he graduated and went to work for a local financial planning company. In 1996 he left and opened his own financial planning company. In two years it quickly became Southern Nevada’s largest independent financial planning companies with 3 offices and over 20 employees. In 2000 he sold the company and opened a marketing and consulting firm. There he consulted with companies on financing and marketing of services and products.

Mr Bauman is a former officer and director of USA Therapy, Inc., which is now trading on the OTCBB as China Printing & Packaging, Inc. and actively reporting with the SEC. China Printing & Packageing is in the business of manufacturing, marketing and sales of containerboard boxes and cartons in PRC .Mr. Bauman was the officer and director from the formation of USA Therapy until it acquired China Printing and Packaging, Inc. Mr. Bauman was responsible for all operations as provided in the business plan up to the date of his resignation. The acquisition of China Printing and Packaging was a reverse acquisition. USA Therapy’s operations were minimal prior to the acquisition. Approximately 25 months passed between the effectiveness of USA Therapy’s effectiveness of its S-1 filing and the reverse acquisition. USA Therapy’s initial exploration into the funding needed for purchasing nursing homes demonstrated to management that success was unlikely therefore the company engaged in estate planning to generate revenue until the closing of the China Printing and Packaging transaction. USA Therapy’s initial exploration into the funding needed for purchasing nursing homes demonstrated to management that success was unlikely therefore the company engaged in estate planning to generate revenue until the closing of the China Printing and Packaging transaction. Mr. Bauman’s tenure with USA therapy was May 3, 2007 until August 6, 2010.

Bauman Financial group is owned and operated Todd Bauman. It is an insurance agent for different insurance companies. It does not perform estate-planning services. It compliments and would refer any leads to Bauman Estate Planning for estate planning services. Bauman Estate Planning only provides estate-planning services and would refer any insurance services to Bauman Financial Group. Mr. Bauman devotes approximately 10 hours per week to Bauman Estate Planning.

Mr. Bauman owns and operates Bauman Financial Group and Bauman Advisory Group.  Mr. Bauman owns 10,000,000 shares of Bauman Estate Planning.  Mrs. Scot owns 1,000,000 shares.  They both operate Bauman Estate Planning.

Mr. Bauman since March 94 has been s a registered investment advisor, licensed insurance agent and has attended over 300 seminars. Mr. Bauman has assisted in the creation of over 2,000 trusts and taken anti money laundering courses and CE credits for the insurance license. Mr. Bauman has attended conferences on advanced estate planning and made hundreds of trust amendments.

Executive Officers

Name	Age	Position
Todd Bauman	41	Chairman of the Board, CEO, CFO, President, Treasurer
Andrea Scott	37	Secretary

Andrea Scott—Secretary

03/10 – Present

Bauman Financial Group Las Vegas, NV

Administrative Assistant

•

Provide excellent service to existing clients: paperwork for claims, withdrawals, correspondence, etc.

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Keep detailed documentation of all clients.

•

Manage insurance applications and brokerage accounts.

Specialty Leather Maintenance Sunset Beach, CA

1/09—Present

Leather Specialist/Co-Owner

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Perform leather restoration services for fine furnishings and automobiles.

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Adhere to strict quality and process standards to ensure that the integrity of all items is maintained throughout restoration.

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Market products and services throughout Orange County and L.A. County.

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Manage customer service and communications including answering questions, scheduling and tracking appointments.

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Oversee and ensure all company licensing and other municipality requirements are kept current and valid.

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Perform Accounts Receivables and Accounts Payable duties.

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Track and maintain restoration supplies inventory.

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Perform all administrative duties such as filing, data entry, making copies, etc.

State of Nevada Licensed Real Estate Agent Las Vegas, NV

05/1999 – 2010

Realtor

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Act as an intermediary and/or representative in negotiations between buyers and sellers of real estate, specializing in Bank REO/Foreclosures and Short Sales.

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Accompany clients on tours of properties and explain features; educating them on the suitability and value of the property.

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Promote sales of properties through advertisements, open houses, and participation in the Las Vegas Multiple Listing Service.

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Determine competitive market prices for listed properties.

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Advise sellers on home staging and how to make their homes more appealing to potential buyers.

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Arrange for title searches and confer with escrow companies, lenders, and home inspectors to ensure that terms and conditions of purchase agreements are met before closing dates.

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Prepare documents such as representation contracts, purchase agreements, closing statements, deeds and leases.

•

Coordinate property closings, overseeing signing of documents and disbursement of funds.

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Develop networks of attorneys, mortgage lenders, and contractors to whom clients may be referred.

Sales Assistant Las Vegas, NV

Nov/1992—Present

Independent Contractor

•

For various tradeshow and convention exhibitors, performed Sales Assistant, Booth Hostess, Crowd Gatherer, and Receptionist duties.

Including several Fortune 500 companies such as Samsung, Canon, IBM and more.

Mrs. Scott spends approximately 4 hours per day on Bauman Estate Planning

Andrea Scot has been a licensed insurance agent since March of 2010.  She has also taken an anti money laundering course. She is currently studying for the Series 65 license.   Ms. Scot has taken numerous courses online on estate planning and asset protection and read numerous books on the subject.  Ms. Scot has worked for Bauman Financial Group for over 2 yrs during which she has assisted in the sale and administration of over 50 trusts, over 100 powers of attorney and over 75 trust amendments.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Bauman Estate Planning, Inc., Attn: Chief Financial Officer, 9500 W. Flamingo Rd. Suite 205, Las Vegas, NV 89147.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year ended December 31, 2011 for the last two fiscal years.

			(a)	(b)	(c)
				Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Todd Bauman	2011	$0	$0	$0	$0	$0
Chairman of the Board, CFO	2010	0	0	0	0	0
President, Treasurer
Andrea Scott	2011	$0	$0	$0	$1,000	$0
Secretary	2010	0	0	0	0	0

There are no employment agreements between the Company and Mr. Bauman or Ms. Scott. The understanding is that compensation in the form of cash payments will not begin until the corporation has been profitable for 4 consecutive quarters and that there is no written agreement as to this understanding.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2011.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2011. We intend during and 2012 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of September 30, 2011, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned (*)	Class (**)
Todd Bauman	9,000,000	90%
Andrea Scott	1,000,000	10%
All directors and officers as a group(2 persons)	10,000,000	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**) Percent of class is calculated on the basis of the number of shares outstanding on September 1, 2012 (10,000,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Bauman Estate Planning, Inc., including any immediate family members, and any entity owned or controlled by such persons.

During 2010, we issued a total of 10,000,000shares to our two officers and directors. The issuances of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its only officers and director. The shares were issued at $0.00065 per share to Mr. Bauman for cash (9,000,000 shares) and Ms. Scott for services (1,000,000 shares) at $0.001 per share.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock

	Number of Shares at September 30, 2010
Title of Class	Authorized	Outstanding
Common stock, $0.001 par value per share	75,000,000	10,000,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing

Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

(a)

20 to 33 1/3%,

(b)

33 1/3 to 50%, or

(c)

more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

(a)

has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b)

does business in Nevada directly or through an affiliated corporation.

The provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a)

an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b)

an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c)

representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a)

The highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b)

the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c)

If higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

This offering is being sold solely by our officers and director on a best efforts basis. We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

The officers and directors meet the conditions set out in Exchange Act Rule 3a4-1. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•

at a fixed price or prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any selling group members to bid for and purchase the securities.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1)

an executed copy of the Subscription Agreement, available from the company; and

2)

a check payable to the order of Bauman Estate Planning, Inc. in the amount of $0.01 for each share you want to purchase.

Offering Price Arbitrarily Determined

The offering price of the securities offered herein has been arbitrarily determined and bears no relationship to the book value of the securities.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

The NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards. On the OTCBB, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. There is no guarantee that the company will find a market maker to apply for listing of our common stock on the OTCBB.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‟ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys‟ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sam Kan & Company acted as the company’s independent registered public accounting firm that audited the financial statements included herein and are experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Bauman Estate Planning, Inc.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 -800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

An annual report containing audited financials will be delivered to security holders.

BAUMAN ESTATE PLANNING, INC.

(A Development Stage Company)

Financial Statements

For the inception of August 27, 2010 to

December 31, 2011

BAUMAN ESTATE PLANNING, INC.

(A Development Stage Company)

Financial Statements

For the inception of August 27, 2010 to

December 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Bauman Estate Planning, Inc.

We have audited the accompanying balance sheet of Bauman Estate Planning, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2011, the period from inception on August 27, 2010 to December 31, 2010 and the period from inception on August 27, 2010 to December 31, 2011. Bauman Estate Planning, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bauman Estate Planning, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011, the period from inception on August 27, 2010 to December 31, 2010, and the period from inception on August 27, 2010 to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ SAM KAN & COMPANY

Sam Kan & Company,

August 9, 2012

Alameda, California

Bauman Estate Planning, Inc.
Balance Sheet

	December 31,	December 31,
	2011	2010
ASSETS

Current assets
Cash	$12,540	$5,837
Accounts receivable	-	2,715
Total current assets	12,540	8,552

Total assets	$12,540	$8,552

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Account payable	$615	$-
Advance from related party	2,500	2,500
Total current liabilities	3,115	2,500

Total liabilities (all current)	3,115	2,500

Stockholders' equity
Common Stock: $.001 par value, 75,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2011 and 2010	10,000	10,000
Paid-in capital	(3,100)	(3,100)
Retained earnings	2,525	(848)
Total stockholders' equity	9,425	6,052

Total liabilities and stockholders' equity	$12,540	$8,552

See accompanying notes to financial statements

Bauman Estate Planning, Inc.
Statement of Operations

	Year ended December 31, 2011	Period Ended December 31, 2010	For the Period from Inception on August 27, 2010 to December 31, 2011

Revenue	$16,830	$8,365	$25,195

Cost of sales	-	-	-

Gross profit	16,830	8,365	25,195

Operating expenses
General and administrative	9,532	313	9,845
Professional fee	3,925	8,900	12,825
Total operating expenses	13,457	9,213	22,670

Income (loss) from operations	3,373	(848)	2,525

Other income (expense)	-	-	-

Income (loss) before income taxes	3,373	(848)	2,525

Provision for income taxes	-	-	-

Net income (loss)	$3,373	$(848)	$2,525

Basic and diluted income (loss) per common share	$0.00	$(0.00)

Weighted average shares outstanding	10,000,000	9,763,780

See accompanying notes to financial statements

Bauman Estate Planning, Inc.
Statement of Changes in Stockholders' Equity

	Common Stock		Paid-in Capital	Retained Earnings	Total
Shares		Amount
Balance, August 27, 2010 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	9,000,000	9,000	(3,100)	-	5,900
Common stock issued for service	1,000,000	1,000	-	-	1,000
Net loss, period ended December 31, 2010	-	-	-	(848)	(848)
Balance, December 31, 2010	10,000,000	10,000	(3,100)	(848)	6,052

Net income, Year ended December 31, 2011	-	-	-	3,373	3,373
Balance, December 31, 2011	10,000,000	$10,000	$(3,100)	$2,525	$9,425

See accompanying notes to financial statements

Bauman Estate Planning, Inc.
Statement of Cash Flows

	Year ended December 31, 2011	Period Ended December 31, 2010	For the Period from Inception on August 27, 2010 to December 31, 2011
Cash flows from operating activities
Net income (loss)	$3,373	$(848)	$2,525
Issuance of common stock for services	-	1,000	1,000
Adjustments to reconcile net income to net cash used by operating activities:
Change in operating assets and liabilities:
Account receivable	2,715	(2,715)	-
Account payable	615	-	615
Net cash provided by (used in) operating activities	6,703	(2,563)	4,140

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	5,900	5,900
Advance from related party	-	2,500	2,500
Net cash provided by financing activities	-	8,400	8,400

Net change in cash and cash equivalent	6,703	5,837	12,540

Cash and cash equivalent at the beginning of period	5,837	-	-

Cash and cash equivalent at the end of year	$12,540	$5,837	$12,540

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Supplemental non-cash financing activities:
Common stock issued for services	$-	$1,000	$1,000

See accompanying notes to financial statements

BAUMAN ESTATE PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

____________________________________________________________________________________________________________

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Bauman Estate Planning, Inc. (the Company), a company organized in the state of Nevada is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization, Nature of Business and Trade Name

The Company was organized in the state of Nevada on August 27, 2010 under the same name. The Company engages in the business of estate planning.   The Company is a one-stop, full service estate planning and an asset protection company.  The Company’s staff of professional, dedicated, experienced, knowledgeable and highly competent personnel are trained and licensed to offer a broad range of estate planning services.  The Company can assist their customers from minimizing or eliminating probate and/or federal estate taxes to highly sophisticated estate planning tools.  The Company’s fiscal year is December 31.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company reports income and expenses on the accrual basis of accounting, whereby revenue is recorded when it is earned and the collectability is reasonably assured; and expenses recorded when they are incurred. In this specific industry revenue from jobs is recognized as stipulated in each contract for services.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts, if deem necessary, is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations. There was $0 and $2,715 in accounts receivable as of December 31, 2011 and 2010, respectively.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the inception period of August 27, 2010 to December 31, 2011.

Stockholders’ Equity: Common Stock

The authorized common stock of the Company consists of 75,000,000 shares with $.001 par value. On August 30, 2010, the Company authorized the issuance of 9,000,000 shares of its $.001 par value common stock at $0.001 per share in consideration of $5,900 in cash and also issued 1,000,000 shares of its $.001 par value common stock for $1,000 in services.

BAUMAN ESTATE PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

____________________________________________________________________________________________________________

Basic and Diluted Earnings Per Share

Net income/(loss) per share is calculated in accordance with ASC 260, “ Earnings Per Share ..”  The weighted-average number of common shares outstanding during each period is used to compute basic income/(loss) per share.  Diluted income/(loss) per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income/(loss) per common share is based on the weighted average number of shares of common stock outstanding since inception.  As of December 31, 2011 and 2010, the Company had 10,000,000 common shares outstanding.  As of December 31, 2011 and since inception, the Company had no dilutive potential common shares.

The computations of basic earnings per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

	Profit	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on August 27, 2010 to Period Ended December 31, 2011	$2,525	10,000,000	$0.00

Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of December 31, 2011, the Company does not have any operating loss carry forward that can be used as an offset against future taxable income. No tax benefit has been reported in the December 31, 2011 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in the ownership occurs, net operating loss carry forwards may be limited as to use in the future.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Fair Value of Financial Instruments

As of December 31, 2011 and 2010, the fair value of cash, advances, and accounts payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Recently Issued Accounting Pronouncements

The adoption of any newly guidance during 2010 and 2011 did not have any impact on our financial statements.

BAUMAN ESTATE PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

____________________________________________________________________________________________________________

Concentration of Risk

The Company does not have concentrate sales of more than 5% to any single customer.

Property and Equipment

Property and equipment are carried at cost, if any. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5 years
Vehicles	7 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system.  For accounting purposes, depreciation is computed under the straight-line method.

The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

NOTE B – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

NOTE C – COMMON STOCK

The Company is authorized by its Article of Incorporation and Bylaws to issue up to 75,000,000 Common Stock.

On August 30, 2010, the Company sold 9,000,000 shares of its $.001 par value common stock at $.00065 per share to Todd Bauman for consideration of $5,900 in cash. Proceeds from the issuances of common stock were mainly applied to professional fees for the incorporation of the Company with any excess balance held by the Company’s attorney’s trust account. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets.

On August 30, 2010, the Company also issued 1,000,000 shares of its $.001 par value common stock at $.001 per share for services offered by Andrea Scott.

BAUMAN ESTATE PLANNING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

____________________________________________________________________________________________________________

NOTE D – RELATED PARTY TRANSACTIONS

The issuance of common stock to Todd Bauman and Andrea Scott were related party transactions due to the fact that Todd Bauman is the President/Treasurer/Director and Andrea Scott is the Secretary of the Company.

During the period ended December 31, 2010, $2,500 was advanced from Todd Bauman to the company. This advance was non-interest bearing and it is due on demand. As of December 31, 2011, this advance is still outstanding.

NOTE F – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2011 through the date of this filing. The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

BAUMAN ESTATE PLANNING, INC.

UNAUDITED FINANCIAL STATEMENTS

June 30, 2012 and 2011

BAUMAN ESTATE PLANNING, INC.

UNAUDITED FINANCIAL STATEMENTS

June 30, 2012 and 2011

Balance Sheets as of June 30, 2012 and December 31, 2011	F-14
Statements of Operations for the Three and Six Months Ended June 30, 2012 and 2011	F-15
Statements of Cash Flows for the Six Months Ended June 30, 2012 and 2011	F-16
Notes to Unaudited Financial Statements	F-17

BAUMAN ESTATE PLANNING, INC.

BALANCE SHEETS

	June 30, 2012,	December 31, 2011

ASSETS

Current assets
Cash	$8,513	$12,540
Total current assets	8,513	12,540

Total assets	$8,513	$12,540

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$-	$615
Related party payable	2,500	2,500
Total current liabilities	2,500	3,115

Stockholders' equity
Common Stock: $.001 par value, 75,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	(3,100)	(3,100)
Retained earnings (accumulated deficit)	(887)	2,525
Total stockholders' equity	6,013	9,425

Total liabilities and stockholders' equity	$8,513	$12,540

See accompanying notes to unaudited financial statements

BAUMAN ESTATE PLANNING, INC.
Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues	$7,765	$7,187	$21,494	$7,622
Cost of sales	-	-	-	-
Gross profit	7,765	7,187	21,494	7,622

Operating expenses
General and administrative	10,297	1,761	17,126	5,865
Professional fees	4,800	-	7,780	200
Total operating expenses	15,097	1,761	24,906	6,065

Net income (loss)	$(7,332)	$5,426	$(3,412)	$1,557

Basic and diluted income (loss) per common share	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average shares outstanding	10,000,000	10,000,000	10,000,000	10,000,000

See accompanying notes to unaudited financial statements

BAUMAN ESTATE PLANNING, INC.
Statements of Cash Flows

	Six months ended June 30,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(3,412)	$1,557
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Accounts receivable	-	2,715
Accounts payable	(615)	-
Net cash used in operating activities	(4,027)	4,272

Cash flows from investing activities	-	-

Cash flows from financing activities	-	-

Net change in cash	(4,027)	4,272
Cash at beginning of period	12,540	5,837
Cash at end of period	$8,513	$10,109

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to unaudited financial statements

BAUMAN ESTATE PLANNING, INC.

Notes to Unaudited Financial Statements

June 30, 2012 and 2011

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows June 30, 2012 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2011 audited financial statements.  The results of operations for the periods ended June 30, 2012 are not necessarily indicative of the operating results for the full year.

NOTE 2 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2010, the Company received an advance totaling $2,500 from its President, Todd Bauman, to fund start up costs. The advance is due on demand and non-interest bearing. There was $2,500 due to Mr. Bauman as of June 30, 2012 and December 31, 2011. Imputed interest has been considered by was determined to be immaterial to the financial statements as a whole.

NOTE 3 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this filing and determined there are no events to disclose.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$1,43
Legal Fees and Expenses*	$5,000
Accounting Fees*	$2,500
Miscellaneous*	$200
Total	$7,701.43

* Estimated.

Item 14. Indemnification of Directors and officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

On August 30, 2010, the Company sold 9,000,000 shares of its $.001 par value common stock at $.00065 per share to Todd Bauman for consideration of $5,900 in cash. Proceeds from the issuances of common stock were mainly applied to professional fees for the incorporation of the Company with any excess balance held by the Company’s attorney’s trust account. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets.

On August 30, 2010, the Company also issued 1,000,000 shares of its $.001 par value common stock at $.001 per share for services offered by Andrea Scott.

The issuances of the shares were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its only officers and director.

Item 16. Exhibits.

Exhibit

Number	Exhibit Description
3.1	Articles of Incorporation of Bauman Estate Planning, Inc. dated August 27, 2010
3.2	Bylaws dated August 30, 2010
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
23.1	Consent of Sam Kan & Company
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).

* Previously filed.

** Filed herewith.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II-1

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on  September 17, 2012.

Bauman Estate Planning, Inc.

By: /s/ Todd Bauman

Todd Bauman, Chairman of the

Board, CEO, CFO, Chief Accounting

Officer, President, Treasurer

By: /s/ Andrea Scott

Andrea Scott, Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 17, 2012.

Bauman Estate Planning, Inc.

By: /s/ Todd Bauman

Todd Bauman, Chairman of the

Board, CEO, CFO, Chief Accounting

Officer, President, Treasurer

By: /s/ Andrea Scott

Andrea Scott, Secretary

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